Exhibit 99.1

The Bank of New York Mellon Corporation

Quarterly Earnings Review

Financial Results

January 20, 2010

Table of Contents

Non-GAAP Measures	2

Fourth Quarter 2009 Financial Highlights	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Investment Securities Portfolio	9

Restructuring Charge	10

Foreign Exchange and Other Trading Activities Revenue	10

Capital	10

Nonperforming Assets	10

Allowance for Credit Losses, Provision and Net Charge-offs	11

Discontinued Operations	11

Business Segments:

• Asset Management	12
• Wealth Management	13
• Asset Servicing	14
• Issuer Services	15
• Clearing Services	16
• Treasury Services	17
• Other	18

Merger Update – Integration Milestones	19

Supplemental Information – Explanation of Non-GAAP Financial Measures	20

Cautionary Statement	23

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

NON-GAAP MEASURES

BNY Mellon has included in this review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets, is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of investment securities gains (losses) and expense, pre-tax income and net income measures excluding items, such as merger and integration (“M&I”) expenses, intangible amortization expenses, support agreement charges, asset-based taxes, the FDIC special assessment, investment securities gains (losses), discrete tax benefits and the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses relate to our Corporate Trust acquisition in 2006 and to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of investment securities losses, BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. As a result, BNY Mellon believes that presenting measures which exclude investment securities losses from its results, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Discrete tax benefits relate to a tax loss on mortgages. Excluding these benefits permits investors to calculate the tax impact for BNY Mellon’s primary businesses.

In this earnings review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business segment basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: Investment securities gains (losses).

Noninterest expense: M&I expenses; intangible amortization expense, support agreement charges, FDIC special assessment and restructuring charges.

Earnings per share: Investment securities gains (losses), M&I expenses, restructuring charges, FDIC special assessment, support agreement charges, intangible amortization expense, discrete tax benefits and the benefit of tax settlements.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

FOURTH QUARTER 2009 FINANCIAL HIGHLIGHTS

	Income after-tax from continuing operations (a)	EPS from continuing operations (a)(b)
	($ millions)
Earnings:
Continuing operations – GAAP	$712	$0.59
Non-GAAP adjustments	(45)	(0.04)

Subtotal – Non-GAAP operating basis	667	0.55
Intangible amortization	66	0.06

Continuing operations – Non-GAAP	$733	$0.60	(c)

KEY POINTS (comparisons are unannualized 4Q09 vs. 3Q09 unless otherwise stated)

•	Earnings
•	Net interest revenue increased 1% reflecting a higher level of interest-earning assets; net interest margin declined 8 bps to 1.77%
•	Fee revenue decreased 1%; up 2% ex. asset sales
•	Asset and wealth management fees up 13%
•	Long-term inflows
•	Impact of Insight acquisition
•	Performance fees increased $58 million
•	Securities servicing, excluding securities lending fee revenue, up 1%
•	Asset servicing up 4%, Issuer services up 3%, Clearing services down 6%
•	Money market fee waivers reduced fee revenue by 4% ($106 million) in 4Q09, impacting securities servicing fees and asset management fees
•	Provision for credit losses of $65 million, down $82 million
•	Noninterest expenses (see page 8) increased 6% largely driven by:
•	A seasonal increase in business development, the Insight acquisition, employee benefit adjustments, higher legal and FDIC expenses
•	Income taxes on an operating basis in 4Q09 reflect a $51 million benefit primarily from a higher proportion of foreign earnings
•	Successfully completed previously announced restructuring of investment securities portfolio
•	Capital ratios remain strong
•	Tier 1 capital ratio 12.0%, increased 60 bps
•	Tier 1 common ratio 10.5%, increased 60 bps
•	Tangible common equity to assets ratio remained stable at 5.2% – Impacted by higher tangible assets and the Insight acquisition which absorbed approximately 15 bps of tangible capital
•	Client assets vs. 9/30/09
•	Assets under custody and administration $22.3 trillion, up 1%
•	Assets under management $1.115 trillion, up 15%
•	Long-term inflows $14 billion
•	Short-term outflows $22 billion
•	Insight acquisition $138 billion (at acquisition date of Nov. 2, 2009)

(a)	See supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $5.0 million in the fourth quarter of 2009.
(c)	Does not foot due to rounding.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2008	2009				4Q09 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Fee and other revenue – GAAP	$1,817	$2,136	$2,257	$(2,216)	$2,595
Less: Investment securities gains (losses)	(1,241)	(295)	(256)	(4,833)	15

Total fee revenue – GAAP	$3,058	$2,431	$2,513	$2,617	$2,580	(16)%	(1)%
Net interest revenue – GAAP	$1,047	$775	$700	$716	$724	(31)	1

Total revenue – GAAP	$2,864	$2,911	$2,957	$(1,500)	$3,319
Less: Investment securities gains (losses)	(1,241)	(295)	(256)	(4,833)	15

Total revenue excluding investment securities gains (losses) – Non-GAAP	$4,105	$3,206	$3,213	$3,333	$3,304	(20)	(1)

Provision for credit losses	$54	$59	$61	$147	$65

Expense:
Noninterest expense – GAAP	$2,859	$2,280	$2,383	$2,318	$2,582
Less: M&I expenses	97	68	59	54	52
Restructuring charges	181	10	6	(5)	139
Support agreement charges	163	(8)	(15)	13	(5)
FDIC special assessment	-	-	61	-	-
Amortization of intangible assets	113	107	108	104	107

Total noninterest expense – excluding M&I expenses, restructuring charges, support agreement charges, FDIC special assessment and intangible amortization – Non-GAAP	$2,305	$2,103	$2,164	$2,152	$2,289	(1)	6

Income:
Income (loss) from continuing operations	$88	$411	$501	$(2,438)	$713
Net (income) loss attributable to non-controlling interests, net of tax	(5)	(1)	2	(1)	(1)
Redemption charge and preferred dividends	(33)	(47)	(236)	-	-

Income (loss) from continuing operations, net of tax	50	363	267	(2,439)	712
Income (loss) from discontinued operations, net of tax	4	(41)	(91)	(19)	(119)
Extraordinary (loss) on consolidation of commercial paper conduit	(26)	-	-	-	-

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$28	$322	$176	$(2,458)	$593

Key Metrics (Continuing operations):
Pre-tax operating margin – GAAP (a)	(2)%	20%	17%	N/M	20%
Non-GAAP adjusted (a)	43%	33%	31%	32%	29%

Return on common equity (annualized) – GAAP (a)	0.8%	5.8%	4.0%	N/M	9.8%
Non-GAAP adjusted (a)	16.8%	10.6%	6.5%	10.0%	10.1%

Return on tangible common equity (annualized)
Non-GAAP (a)	6.5%	28.8%	18.4%	N/M	33.0%
Non-GAAP adjusted (a)	61.3%	44.1%	23.5%	31.8%	31.0%

Fee and other revenue as a percent of total revenue (a)	63%	73%	76%	N/M	78%
Non-GAAP adjusted (a)	74%	76%	78%	79%	78%

Percent of non-U.S. fee and net interest revenue	31%	29%	31%	31%	36%

Effective tax rate – GAAP	N/M	28.2%	2.2%	N/M	N/M
Non-GAAP adjusted (b)	32.5%	32.1%	32.4%	31.8%	22.1%

Period end
Employees	42,500	41,700	41,800	42,000	42,200
Market capitalization	$32,536	$32,585	$35,255	$34,911	$33,783
Common shares outstanding	1,148,467	1,153,450	1,202,828	1,204,244	1,207,835
(a)	See supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
(b)	Excludes M&I expenses, restructuring charges, investment securities losses, support agreement charges, FDIC special assessment and discrete tax benefits.

N/M – Not meaningful.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2008	2009				4Q09 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Market value of assets under management at period-end (in billions)	$928	$881	$926	$966	$1,115	20%	15%

Market value of assets under custody and administration at period-end (in trillions)	$20.2	$19.5	$20.7	$22.1	$22.3	10%	1%

Market value of securities on loan at period-end (in billions) (a)	$326	$293	$290	$299	$247	(24)%	(17)%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management from Sept. 30, 2009 to Dec. 31, 2009 by business segment - preliminary
(in billions)	Asset Management	Wealth Management		Total
Market value of assets under management at Sept. 30, 2009	$892	$74		$966
Net inflows (outflows):
Long-term	13	1		14
Money market	(22)	—		(22)
Total net inflows (outflows)	(9)	1		(8)
Acquisitions (a)	147	—		147
Net market/currency impact	10	—		10
Market value of assets under management at Dec. 31, 2009	$1,040 (b)	$75	(c)	$1,115
(a)	Primarily includes acquisition of Insight ($138 billion) and 20% interest in Siguler Guff ($8 billion).
(b)	Excludes $5 billion subadvised for the Wealth Management segment.
(c)	Excludes private client assets managed in the Asset Management segment.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period-end (a)	2008	2009
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Equity	29%	27%	31%	34%	31%
Money market	43%	45%	43%	39%	32%
Fixed income	18%	19%	17%	17%	21%
Alternative investments and overlay	10%	9%	9%	10%	16%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

	2008	2009				4Q09 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
S&P 500 Index (a)	903	798	919	1057	1115	23%	5%
S&P 500 Index-daily average	916	809	891	995	1088	19	9
FTSE 100 Index (a)	4434	3926	4249	5134	5413	22	5
FTSE 100 Index-daily average	4270	4040	4258	4708	5235	23	11
NASDAQ Composite Index (a)	1577	1529	1835	2122	2269	44	7
Lehman Brothers Aggregate Bondsm Index (a)	275	262	280	304	301	9	(1)
MSCI EAFE® Index (a)	1237	1056	1307	1553	1581	28	2
NYSE Share Volume (in billions)	181	161	151	126	112	(38)	(11)
NASDAQ Share Volume (in billions)	148	136	152	144	131	(11)	(9)
(a)	Period end.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

FEE AND OTHER REVENUE

(dollar amounts in millions,	2008	2009				4Q09 vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Securities servicing fees:
Asset servicing	$599	$519	$574	$600	$621	4%	4%
Securities lending revenue (a)	187	90	97	43	29	(84)	(33)
Issuer services	388	364	372	359	368	(5)	3
Clearing services	279	253	250	236	223	(20)	(6)
Total securities servicing fees	1,453	1,226	1,293	1,238	1,241	(15)	-
Asset and wealth management fees	701	616	637	650	736	5	13
Foreign exchange and other trading activities	510	307	237	246	246	(52)	-
Treasury services	132	125	132	128	134	2	5
Distribution and servicing	106	111	107	94	85	(20)	(10)
Financing-related fees	44	48	54	56	57	30	2
Investment income	45	(17)	44	121	78	N/M	(36)
Other	67	15	9	84	3	N/M	N/M
Total fee revenue	$3,058	$2,431	$2,513	$2,617	$2,580	(16)%	(1)%
Net securities gains (losses)	(1,241)	(295)	(256)	(4,833)	15	N/M	N/M
Total fee and other revenue	$1,817	$2,136	$2,257	$(2,216)	$2,595	N/M	N/M
Fee and other revenue as a percent of total revenue (b)	63%	73%	76%	N/M	78%
Fee and other revenue as a percent of total revenue – Non-GAAP adjusted (b)	74%	76%	78%	79%	78%
(a)	Included in asset servicing revenue on the income statement.
(b)	See supplemental information beginning on page 20 for a calculation of these ratios.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees – Year-over-year and sequential growth reflect higher market values and net new business.
•	Securities lending revenue – The year-over-year and sequential results reflect lower spreads and volumes.
•

Issuer services fees – The decrease year-over-year reflects lower Shareowner services revenue from lower corporate action activity and the impact of lower equity values on employee stock option plans; lower Depositary Receipts revenue due primarily to a decline in transaction fees; and lower Corporate Trust fees due to lower money market related distribution fees. The sequential increase primarily reflects seasonally higher Depositary Receipts revenue, partially offset by lower Corporate Trust fees due to lower money market related distribution fees and lower Shareholder services revenue.

•	Clearing services fees – Year-over-year and sequential results reflect lower money market related distribution fees and lower trading volumes.
•

Asset and wealth management fees, totaled $736 million, an increase of 5% compared with the prior year period and 13% sequentially. Both increases reflect the impact of the Insight acquisition in the fourth quarter of 2009, stronger investment performance and improved market values, partially offset by a reduction in money market related fees due to outflows in money market products and higher fee waivers. Asset and wealth management fees, excluding performance fees, increased 4% sequentially.

•

Foreign exchange and other trading activities totaled $246 million compared with a record $510 million in the prior year quarter and unchanged compared with the third quarter of 2009. The decrease year-over-year primarily reflects lower foreign exchange revenue driven by lower volatility and spreads, as well as a lower valuation of the credit derivatives used to hedge the loan portfolio. The sequential results reflect higher foreign exchange revenue and lower mark-to-market adjustments on credit default swaps, offset by lower fixed income trading revenue. See page 10 for a trend of foreign exchange and other trading activities revenue.

•

Investment income increased $33 million year-over-year and decreased $43 million sequentially. The increase compared with 4Q08 reflects higher seed capital and private equity investment revenue, partially offset by lower lease residual gains. The sequential decrease reflects lower lease residual gains.

•

Other fee revenue decreased $64 million year-over-year and $81 million sequentially. The year-over-year and sequential fluctuations reflect foreign currency translations. The sequential decrease also reflects the gain on the sale of VISA shares recorded in 3Q09.

•

Investment securities pre-tax net gains totaled $15 million in 4Q09 compared with investment securities pre-tax net losses of $1.2 billion in 4Q08 and $4.8 billion in 3Q09. See page 9 for further information on the investment securities portfolio.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

NET INTEREST REVENUE

	2008	2009				4Q09 vs.
(dollar amounts in millions)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08		3Q09
Net interest revenue (non-FTE)	$1,047	$775	$700	$716	$724	(31)%		1%
Net interest revenue (FTE)	1,054	779	704	721	729	(31)		1
Net interest margin (FTE)	2.32%	1.87%	1.80%	1.85%	1.77%	(55	) bps	(8	) bps

Selected average balances:
Cash/interbank investments	$91,108	$83,276	$66,154	$64,762	$71,173	(22)%		10%
Trading account securities	2,148	1,728	2,179	1,973	2,090	(3)		6
Securities	40,057	43,465	51,903	53,889	55,573	39		3
Loans	48,326	38,958	37,029	34,535	35,239	(27)		2

Interest-earning assets	181,639	167,427	157,265	155,159	164,075	(10)		6
Interest-bearing deposits	95,726	101,983	98,896	93,632	98,404	3		5
Noninterest-bearing deposits	51,729	43,051	32,852	34,920	34,991	(32)		-

Selected average yields/rates:
Cash/interbank investments	2.62%	1.23%	1.11%	1.00%	0.94%
Trading account securities	3.96	2.86	2.50	2.30	2.53
Securities	5.46	4.26	3.12	3.20	3.36
Loans	2.99	2.66	2.69	2.63	2.38
Interest-earning assets	3.36	2.37	2.16	2.14	2.09
Interest-bearing deposits	1.04	0.30	0.16	0.11	0.12
Average cash/interbank investments as a percentage of average interest-earning assets	50%	50%	42%	42%	43%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	28%	26%	21%	23%	21%

bps - basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue and the related margin continued to be impacted by persistently low short-term interest rates globally as well as our strategy to invest in high quality, relatively short duration assets.

•	Net interest revenue (FTE) decreased 31% year-over-year and increased 1% (unannualized) sequentially.

•

The decrease compared with 4Q08 reflects a decline in the value of interest-free balances, a decrease in average interest-earning assets and narrowing spreads. The higher level of interest-earning assets in 4Q08 resulted from the credit crisis.

•	The sequential increase primarily reflects a higher level of average interest-earning assets, partially offset by lower spreads.
•	The accretion of discount related to the investment portfolio restructuring was $26 million in 4Q09 which was primarily offset by lower hedging gains.

•

The net interest margin was 1.77%, compared with 1.85% in 3Q09. The decrease reflects lower spreads on a higher level of average interest-earning assets. The increased level of interest-earning assets was driven by higher average deposit levels due to increased client activity.

•	The investment securities portfolio restructuring is expected to positively impact net interest revenue by approximately $200 million in 2010.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

NONINTEREST EXPENSE

(dollar amounts in millions,	2008	2009				4Q09 vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Staff:
Compensation	$785	$732	$740	$747	$766	(2)%	3%
Incentives	256	247	241	242	266	4	10
Employee benefits	139	190	172	168	189	36	13
Total staff	1,180	1,169	1,153	1,157	1,221	3	6
Professional, legal and other purchased services	273	237	237	265	278	2	5
Net occupancy	141	139	142	142	141	-	(1)
Distribution and servicing	123	107	106	104	109	(11)	5
Software	86	81	93	95	98	14	3
Sub-custodian and clearing	84	66	91	80	83	(1)	4
Furniture and equipment	86	77	76	76	80	(7)	5
Business development	76	44	49	45	76	-	69
Other	256	183	217	188	203	(21)	8
Subtotal	2,305	2,103	2,164	2,152	2,289	(1)	6
Support agreement charges	163	(8)	(15)	13	(5)	N/M	N/M
FDIC special assessment	-	-	61	-	-	-	-
Amortization of intangible assets	113	107	108	104	107	(5)	3
Restructuring charges	181	10	6	(5)	139	N/M	N/M
Merger and integration (“M&I”) expenses – The Bank of New York Mellon Corporation	97	68	59	54	52	(46)	(4)
Total noninterest expense	$2,859	$2,280	$2,383	$2,318	$2,582	(10)%	11%
Total staff expense as a percentage of total revenue	41%	40%	39%	N/M	37%
Total staff expense as a percentage of total revenue – Non-GAAP adjusted (a)	29%	36%	36%	35%	37%
(a)	Excluding investment securities gains (losses).

N/M - Not meaningful.

KEY POINTS

•	Expense levels were impacted by seasonality, the Insight acquisition, employee benefit adjustments, higher legal and FDIC expenses.

•

The 1% year-over-year decrease (excluding support agreement charges, amortization of intangible assets, restructuring charges and M&I expenses) was driven by the impact of merger related synergies and the workforce reduction program that was announced in 4Q08, lower other expense and lower distribution and servicing expense, primarily offset by the impact of the Insight acquisition and employee benefit adjustments.

•

The sequential increase of 6% (unannualized) (excluding support agreement charges, amortization of intangible assets, restructuring charges and M&I expenses) primarily reflects seasonally higher business development expense including branding expenses, the impact of the Insight acquisition, employee benefit adjustments and higher legal and FDIC expenses.

•

4Q09 restructuring charge related to the continued execution of global efficiency initiatives, which includes migrating positions to our global growth centers and the elimination of certain positions (see page 10 for more information.)

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2009, the fair value of our investment securities portfolio totaled $55.9 billion. The unrealized pre-tax loss on our securities portfolio was $1.2 billion at Dec. 31, 2009 compared with $1.4 billion at Sept. 30, 2009 and $7.6 billion at Dec. 31, 2008.

In the fourth quarter of 2009, we securitized $5.0 billion, fair value, of our investment securities portfolio into a Grantor Trust. The Grantor Trust contains Alt-A, prime and subprime RMBS which were previously written down to fair value as part of the 3Q09 restructuring of the investment securities portfolio. As a result of this transaction, we received $771 million in cash for a Class A senior tranche that was sold to third parties and retained Class B certificates with a fair value of $4.2 billion, which is included in the tables below. The transaction resulted in a $39 million net loss in the fourth quarter of 2009, which was offset by $54 million of net gains on the sale of $3.6 billion of investment securities. The following table presents the fourth quarter 2009 activity related to restructuring and reducing risk in the investment securities portfolio.

Investment securities portfolio rollforward of 4Q09 activity

(dollar amounts in millions)	Amortized cost at 9/30/09	Paydowns/ accretion/ other	4Q purchases	Restructuring	Sales		Amortized cost at 12/31/09
					Proceeds from sales	Gain (loss)
Watch list:
European floating rate notes	$7,092	$(178)	$-	$-	$(767)	$35	$6,182
Commercial MBS	2,685	(14)	-	-	(272)	-	2,399
Prime RMBS	4,324	(240)	-	(2,069)	(86)	3	1,932
Alt-A RMBS	4,619	(158)	-	(2,603)	(949)	(17)	892
Subprime RMBS	1,158	(20)	-	(128)	(222)	-	788
Credit cards	649	(3)	-	-	(22)	2	626
Home equity lines of credit	226	(13)	-	-	(264)	51	-
Other	526	(8)	-	-	(27)	(15)	476
Total Watchlist (a)	21,279	(634)	-	(4,800)	(2,609)	59	13,295
Grantor Trust Class B Certificates	-	23	-	4,969	(771)	(39)	4,182
Agency RMBS	16,560	(866)	3,084	-	-	-	18,778
Sovereign debt/sovereign guaranteed	6,590	(148)	2,259	-	-	-	8,701
U.S. Treasury securities	5,052	(161)	1,463	-	-	-	6,354
FDIC-insured debt	1,962	1	-	-	-	-	1,963
Government agency debt	1,241	(6)	-	-	-	-	1,235
Other	2,850	(74)	39	-	(265)	(5)	2,545
Total investment securities	$55,534	$(1,865)	$6,845	$169	$(3,645)	$15	$57,053

Investment securities portfolio Dec. 31, 2009

(dollar amounts in millions)	Amortized cost	Fair value	Fair value as a % of amortized cost (b)	Unrealized gain/(loss)	Ratings

					AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list:
European floating rate notes	$6,182	$5,503	88%	$(679)	97%	3%	-%	-%	-%
Commercial MBS	2,399	2,302	96	(97)	93	4	3	-	-
Prime RMBS	1,932	1,684	86	(248)	60	23	5	12	-
Alt-A RMBS	892	779	67	(113)	27	15	1	57	-
Subprime RMBS	788	470	60	(318)	75	14	5	6	-
Credit cards	626	610	95	(16)	1	98	1	-	-
Other	476	465	56	(11)	-	-	16	76	8
Total Watchlist (a)	13,295	11,813	84	(1,482)	77	12	2	9	-
Grantor Trust Class B Certificates	4,182	4,160	60	(22)	-	-	-	-	100
Agency RMBS	18,778	19,016	99	238	100	-	-	-	-
Sovereign debt/sovereign guaranteed	8,701	8,709	100	8	100	-	-	-	-
U.S. Treasury securities	6,354	6,374	100	20	100	-	-	-	-
FDIC-insured debt	1,963	2,003	98	40	100	-	-	-	-
Government agency debt	1,235	1,260	98	25	100	-	-	-	-
Other	2,545	2,537	100	(8)	69	11	7	1	12
Total investment securities	$57,053	$55,872	92%	$(1,181)	86%	3%	1%	2%	8%
(a)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(b)	Amortized cost before impairments.

Page - 9

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

RESTRUCTURING CHARGE

As part of an ongoing effort to improve efficiency and develop a global operating model that provides the highest quality of service to our clients, BNY Mellon continues to execute its global location strategy. This strategy includes migrating positions to our global growth centers and the elimination of certain positions.

In December 2009, we recorded a pre-tax restructuring charge of $139 million, or $0.07 per common share. This charge was comprised of $102 million for severance costs and $37 million for asset write-offs and other costs. The restructuring charge is recorded as a separate line on the income statement.

FOREIGN EXCHANGE AND OTHER TRADING ACTIVITIES REVENUE

Foreign exchange and other trading activities

	2008	2009
(in millions)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Foreign exchange	$418	$219	$240	$190	$201
Fixed income	21	75	37	76	54
Credit derivatives	45	(1)	(45)	(27)	(11)
Other	26	14	5	7	2
Total	$510	$307	$237	$246	$246

CAPITAL

Capital ratios (a)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Tier 1 capital ratio	12.0%	11.4%	13.2%
Tier 1 common equity to risk-weighted assets ratio (b)	10.5	9.9	9.4
Total (Tier 1 plus Tier 2) capital ratio	15.9	15.3	16.9
Leverage capital ratio	6.5	6.5	6.9
Common shareholders’ equity to assets ratio (b)	13.7	13.3	10.6
Tangible common shareholders’ equity to tangible assets ratio – Non-GAAP (b)	5.2	5.2	3.8
(a)	Includes discontinued operations.
(b)	See the Supplemental information section beginning on page 20 for a calculation of these ratios.

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Loans:
Commercial real estate	$61	$63	$124
Other residential mortgages	195	186	99
Commercial	236	251	60
Wealth management	54	55	1
Total nonperforming loans	546	555	284
Other assets owned	4	5	8
Total nonperforming assets (a)	$550	$560	$292
Nonperforming loans ratio	1.5%	1.5%	0.7%
Allowance for loan losses/nonperforming loans	92.1	82.2	146.1
Total allowance for credit losses/nonperforming loans	115.0	107.4	186.3
(a)	Nonperforming assets at Dec. 31, 2009 and Sept. 30, 2009 exclude discontinued operations. Nonperforming assets at Dec. 31, 2008 included discontinued operations of $96 million.

Nonperforming assets decreased $10 million compared with Sept. 30, 2009. The decrease primarily resulted from repayments and charge-offs, partially offset by additions of $14 million to a metal fabricating company and $9 million from residential mortgages.

Page - 10

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Allowance for credit losses – beginning of period	$596	$526	$494
Provision for credit losses (a)	65	147	60
Net (charge-offs) recoveries:
Commercial	(14)	(62)	(11)
Commercial real estate	(2)	-	(3)
Other residential mortgages	(17)	(15)	(11)
Foreign	-	-	1
Personal	-	-	(1)
Total net (charge-offs) recoveries	(33)	(77)	(25)
Allowance for credit losses – end of period (a)	$628	$596	$529
Allowance for loan losses	$503	$456	$415
Allowance for unfunded commitments	125	140	114
(a)	The allowance for credit losses at Dec. 31, 2009 and Sept. 30, 2009 excludes discontinued operations. The allowance for credit losses includes discontinued operation of $35 million at Dec. 31, 2008. The provision for credit losses includes discontinued operations of $6 million at Dec. 31, 2008.

The provision for credit losses was $65 million in 4Q09 compared with $147 million in 3Q09. The decrease in the provision reflects a lower number of downgrades in the fourth quarter of 2009. During the fourth quarter of 2009, the total allowance for credit losses increased $32 million and net charge-offs totaled $33 million.

DISCONTINUED OPERATIONS

In the second quarter of 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fit our strategic focus on our asset management and securities servicing businesses. In July 2009, we signed a definitive agreement to sell Mellon United National Bank. The transaction was completed on Jan. 15, 2010. This business was formerly included in the Other segment. In the fourth quarter of 2009, we recorded an after-tax loss on discontinued operations of $119 million largely related to additional write-downs primarily for retained South Florida real estate loans. The value of these loans, which are carried at the lower of cost or market, was $383 million (face value $635 million) at Dec. 31, 2009. The after-tax loss of $270 million for the full-year of 2009 primarily reflects the loan write-downs and the elimination of $82 million of goodwill recorded in the second quarter of 2009.

Page - 11

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions,	2008	2009				4Q09 vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Asset and wealth management:
Mutual funds	$297	$263	$266	$274	$266	(10)%	(3)%
Institutional clients	193	181	175	197	227	18	15
Private clients	35	32	31	34	38	9	12
Performance fees	44	7	26	1	59	34	N/M
Total asset and wealth management revenue	569	483	498	506	590	4	17
Distribution and servicing	93	92	90	84	84	(10)	-
Other	(100)	(96)	(59)	2	6	N/M	N/M
Total fee and other revenue	562	479	529	592	680	21	15
Net interest revenue	45	14	8	6	3	N/M	N/M
Total revenue (a)	607	493	537	598	683	13	14
Noninterest expense (ex. intangible amortization and support agreement charges)	478	412	419	415	465	(3)	12
Income before taxes (ex. intangible amortization and support agreement charges)	129	81	118	183	218	69	19
Support agreement charges	2	(14)	-	32	-	N/M	N/M
Amortization of intangible assets	61	55	55	53	56	(8)	6
Income before taxes	$66	$40	$63	$98	$162	145%	65%
Pre-tax operating margin	11%	8%	12%	16%	24%
Pre-tax operating margin (ex. intangible amortization) (b)	21%	19%	22%	25%	32%
Market value of assets under management at period-end (in billions)	$862	$818	$860	$897	$1,045	21%	16%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(23)	$(2)	$(18)	$(2)	$13
Money market (in billions)	$28	$(11)	$(2)	$(14)	$(22)
(a)	Investment securities losses were $51 million in 4Q08, $34 million in 1Q09, $45 million in 2Q09, $- million in 3Q09 and $- million in 4Q09. Excluding investment securities losses, the total revenue growth rate 4Q09 vs. 4Q08 was 4%.
(b)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and investment securities losses was 27% for 4Q08, 22% for 1Q09, 28% for 2Q09, 31% for 3Q09 and 32% for 4Q09.

N/M - Not meaningful.

KEY POINTS

•

Asset Management generated 1,600 basis points of positive operating leverage compared with 4Q08 and 200 basis points compared with 3Q09, excluding intangible amortization and support agreement charges.

•

Asset and wealth management fees totaled $590 million, an increase of 4% compared with the prior year period and 17% sequentially. Both increases reflect the impact of the acquisition of Insight in the fourth quarter of 2009, stronger investment performance and improved market values, partially offset by a reduction in money market related fees due to outflows in money market products and higher fee waivers. Asset and wealth management fees, excluding performance fees, increased 5% sequentially.

•

Net long-term inflows of $13 billion were more than offset by $22 billion of short-term outflows. Long-term inflows benefited from strength in institutional global equity and fixed income products and the third consecutive quarter of positive flows in retail funds.

•	The increase in other fee revenue compared with the fourth quarter of 2008 primarily reflects securities write-downs recorded in 4Q08 and a higher value of seed capital investments.
•

Noninterest expense (ex. intangible amortization and support agreement charges) decreased 3% year-over-year and increased 12% sequentially. The year-over-year decrease reflects expense management efforts, partially offset by the acquisition of Insight. The sequential increase was impacted by the Insight acquisition, higher incentives and higher legal expenses.

•	50% non-U.S. revenue in 4Q09 vs. 43% in 4Q08.

Page - 12

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals, families, endowments and foundations and related entities)

(dollar amounts in millions,	2008	2009				4Q09 vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Asset and wealth management	$119	$122	$128	$133	$136	14%	2%
Other	15	19	12	12	16	7	33
Total fee and other revenue	134	141	140	145	152	13	5
Net interest revenue	56	50	49	49	46	(18)	(6)
Total revenue	190	191	189	194	198	4	2
Provision for credit losses	-	-	-	-	1	N/M	N/M
Noninterest expense (ex. intangible amortization)	141	128	135	133	137	(3)	3
Income before taxes (ex. intangible amortization)	49	63	54	61	60	22	(2)
Amortization of intangible assets	14	11	11	12	11	(21)	(8)
Income before taxes	$35	$52	$43	$49	$49	40%	-%

Pre-tax operating margin	18%	27%	23%	26%	24%

Pre-tax operating margin (ex. intangible amortization)	25%	33%	29%	32%	30%

Average loans	$5,309	$5,388	$5,684	$6,010	$6,191	17%	3%
Average deposits	$7,131	$7,058	$6,628	$6,602	$6,804	(5)%	3%

Market value of total client assets under management and custody at period end (in billions)	$139	$132	$142	$151	$154	11%	2%

N/M - Not meaningful.

KEY POINTS

•	Income before taxes (ex. intangible amortization) was up 22% compared to 4Q08 and was essentially flat to 3Q09.
•	Wealth Management total fee revenue was up 13% compared to 4Q08 and 5% (unannualized) sequentially.
•	4Q09 represents the 16th consecutive quarter of positive long-term asset flows.
•	Total client assets were $154 billion at Dec. 31, 2009, up $15 billion, or 11% from Dec. 31, 2008 and $3 billion, or 2%, from Sept. 30, 2009.
•

Net interest revenue decreased 18% year-over-year and 6% (unannualized) sequentially due to lower deposit margins, partially offset by high quality loan growth as average loans increased 17% year-over-year and 3% (unannualized) sequentially.

•

Noninterest expense (excluding intangible amortization) decreased 3% compared to 4Q08 and increased 3% (unannualized) sequentially. The sequential increase was due to FDIC expenses and timing of business development expenses. Noninterest expense was down 6% in full-year 2009 compared with full-year 2008.

•	Wealth Management has office sites in 17 states and 3 countries, including 16 of the top 25 domestic wealth markets.

Page - 13

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions,	2008		2009				4Q09 vs.
unless otherwise noted)	4th Qtr		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Securities servicing fees - ex. securities lending revenue	$583		$504	$557	$573	$581	-%	1%
Securities lending revenue	163		79	85	32	25	(85)	(22)
Foreign exchange and other trading activities	366		199	206	180	172	(53)	(4)
Other	25		48	45	50	33	32	(34)
Total fee and other revenue	1,137		830	893	835	811	(29)	(3)
Net interest revenue	411		249	211	228	204	(50)	(11)
Total revenue	1,548		1,079	1,104	1,063	1,015	(34)	(5)
Noninterest expense (ex. intangible amortization and support agreement charges)	834		699	716	744	787	(6)	6
Income before taxes (ex. intangible amortization and support agreement charges)	714		380	388	319	228	(68)	(29)
Support agreement charges	160		6	(15)	(19)	(5)	N/M	N/M
Amortization of intangible assets	6		7	9	6	6	-	-
Income before taxes	$548		$367	$394	$332	$227	(59)%	(32)%

Pre-tax operating margin	35%		34%	36%	31%	22%
Pre-tax operating margin (ex. intangible amortization)	36	%(a)	35%	37%	32%	23%

Average deposits	$64,500		$57,084	$50,583	$52,271	$51,755	(20)%	(1)%
Market value of securities on loan at period end (in billions) (b)	$326		$293	$290	$299	$247	(24)%	(17)%
(a)	The pre-tax operating margin excluding intangible amortization and support agreement charges was 46% in 4Q08.
(b)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

N/M - Not meaningful.

KEY POINTS

•	Asset servicing fees reflect the benefit of new business, offset by challenging market conditions for volume and spread related businesses.
•

Securities servicing fees – ex. securities lending revenue increased 1% (unannualized) sequentially and were essentially unchanged year-over-year. The sequential increase reflects higher market values and net new business, partially offset by lower broker-dealer fees.

•

Securities lending fees decreased $138 million compared with 4Q08 and $7 million sequentially. Both decreases reflect lower spreads and volumes. Spreads decreased 80% year-over-year and 33% sequentially. Volumes decreased 23% year-over-year and 4% sequentially.

•

Foreign exchange and other trading activities decreased 53% year-over-year and 4% (unannualized) sequentially. The year-over-year decrease from record levels in 4Q08 primarily reflects lower volatility and spreads while volumes held at 4Q08 levels. The sequential decline resulted from lower volatility and spreads, partially offset by a 15% increase in volumes.

•

Net interest revenue decreased 50% compared to the prior year period and 11% (unannualized) sequentially. The decrease year-over-year reflects lower deposit levels from the record level of deposits that resulted from the credit crisis in 4Q08 and lower spreads. The sequential decrease primarily reflects lower deposit levels.

•

Noninterest expense (excluding intangible amortization and support agreement charges) increased $43 million sequentially, primarily reflecting higher legal expenses, increased incentives driven by new business and higher sub-custody fees resulting from higher asset values and transaction volumes.

•	4Q09 new business wins totaled $400 billion (win rate of 64%).
•	41% non-U.S. revenue in 4Q09 vs. 37% in 4Q08.

Page - 14

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions,	2008	2009				4Q09 vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Securities servicing fees - issuer services	$392	$363	$373	$359	$367	(6)%	2%
Other	44	41	37	30	41	(7)	37
Total fee and other revenue	436	404	410	389	408	(6)	5
Net interest revenue	211	200	185	180	203	(4)	13
Total revenue	647	604	595	569	611	(6)	7
Noninterest expense (ex. intangible amortization)	318	297	303	303	318	-	5
Income before taxes (ex. intangible amortization)	329	307	292	266	293	(11)	10
Amortization of intangible assets	20	21	20	20	20	-	-
Income before taxes	$309	$286	$272	$246	$273	(12)%	11%

Pre-tax operating margin	48%	47%	46%	43%	45%

Pre-tax operating margin (ex. intangible amortization)	51%	51%	49%	47%	48%

Number of depositary receipt programs	1,338	1,330	1,320	1,322	1,330	(1)%	1%
Average deposits	$34,294	$45,963	$47,293	$43,183	$47,320	38%	10%

KEY POINTS

•

Issuer Services results year-over-year reflect lower revenue due to lower activity levels and interest rates. The sequential results reflect higher net interest revenue driven by higher deposit levels and seasonally higher Depositary Receipts revenue.

•	Total revenue decreased 6% compared to 4Q08 and increased 7% (unannualized) sequentially in the Corporate Trust, Depositary Receipts and Shareowner Services businesses:

•

Corporate Trust – Total revenue increased year-over-year and sequentially despite global debt issuances declining 19% in 2009. The higher revenue over both periods reflected continued market share gains and higher net interest income driven by higher customer deposit balances, partially offset by lower levels of fixed income issuances globally and lower money market related distribution fees.

•

Depositary Receipts – Year-over-year revenue was impacted by lower transaction fees, partially offset by higher corporate action fees. Revenue increased sequentially due primarily to higher transaction and seasonal corporate action fees. Depositary Receipts issuances have exceeded cancellations for three consecutive quarters.

•

Shareowner Services – Revenue decreased year-over-year due to lower corporate actions activity and the impact of lower equity values on employee stock option plans. The sequential decrease resulted from lower activity and seasonality.

•

Noninterest expense (excluding intangible amortization) year-over-year was unchanged and increased 5% (unannualized) sequentially. The sequential increase reflects seasonally higher expenses and higher legal expense.

•	43% non-U.S. revenue in 4Q09 vs. 41% in 4Q08.

Page - 15

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

(dollar amounts in millions, unless otherwise noted)	2008	2009				4Q09 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Securities servicing fees – clearing services	$277	$249	$248	$232	$219	(21)%	(6)%
Other	72	72	66	59	45	(38)	(24)
Total fee and other revenue	349	321	314	291	264	(24)	(9)
Net interest revenue	96	82	87	81	90	(6)	11
Total revenue	445	403	401	372	354	(20)	(5)
Noninterest expense (ex. intangible amortization)	268	252	256	245	241	(10)	(2)
Income before taxes (ex. intangible amortization)	177	151	145	127	113	(36)	(11)
Amortization of intangible assets	6	7	7	6	7	17	17
Income before taxes	$171	$144	$138	$121	$106	(38)%	(12)%

Pre-tax operating margin	38%	36%	34%	33%	30%

Pre-tax operating margin (ex. intangible amortization)	40%	37%	36%	34%	32%

Average active accounts (in thousands)	5,472	5,452	4,999	4,771	4,758	(13)%	-%
Average margin loans	$4,871	$4,207	$4,121	$4,322	$4,651	(5)%	8%
Average payables to customers and broker-dealers	$5,570	$3,797	$4,901	$5,845	$6,476	16%	11%

KEY POINTS

•	Clearing Services results reflect the benefit of expense control, which helped mitigate lower money market related fees and lower trading volumes.

•

Total fee and other revenue decreased 24% compared with 4Q08 and 9% (unannualized) sequentially. Both decreases were primarily due to lower money market related distribution fees and lower trading volumes. The fourth quarter of 2008 reflected near record levels of volume generated as a result of the credit crisis.

•

Net interest revenue decreased 6% compared with 4Q08 and increased 11% sequentially. The year-over-year decrease resulted from lower spreads. The sequential increase was driven by a higher level of interest-earning assets.

•	Noninterest expense (excluding intangible amortization) declined 10% compared to 4Q08 and 2% (unannualized) sequentially. The decreases reflect expense control and lower volume driven clearing costs.

•	Strong new business pipeline.

Page - 16

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2008	2009				4Q09 vs.
(dollar amounts in millions)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q08	3Q09
Revenue:
Treasury services	$129	$121	$128	$124	$130	1%	5%
Other	101	118	67	92	98	(3)	7
Total fee and other revenue	230	239	195	216	228	(1)	6
Net interest revenue	231	160	156	151	149	(35)	(1)
Total revenue	461	399	351	367	377	(18)	3
Noninterest expense (ex. intangible amortization)	204	195	199	185	190	(7)	3
Income before taxes (ex. intangible amortization)	257	204	152	182	187	(27)	3
Amortization of intangible assets	7	6	7	6	6	(14)	-
Income before taxes	$250	$198	$145	$176	$181	(28)%	3%
Pre-tax operating margin	54%	50%	41%	48%	48%
Pre-tax operating margin (ex. Intangible amortization)	56%	51%	43%	50%	50%
Average loans	$16,353	$13,921	$13,228	$11,648	$10,982	(33)%	(6)%
Average deposits	$30,052	$24,867	$20,321	$19,989	$22,138	(26)%	11%

KEY POINTS

•

Total revenue decreased 18% compared to 4Q08 and increased 3% (unannualized) sequentially. The decrease compared to 4Q08 was primarily driven by lower net interest revenue resulting from lower deposit volumes and spreads. The increase sequentially primarily reflects higher Treasury services fees as a result of higher global payment volume.

•

Noninterest expense (excluding intangible amortization) decreased 7% compared with 4Q08 and increased 3% (unannualized) sequentially. The year-over-year decrease reflects merger-related synergies and overall expense control, partially offset by higher FDIC assessments. The sequential increase primarily reflects seasonality.

Page - 17

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

	2008	2009
(dollar amounts in millions)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Fee and other revenue	$(1,031)	$(278)	$(224)	$(4,684)	$52
Net interest revenue (expense)	(3)	20	4	21	29
Total revenue	(1,034)	(258)	(220)	(4,663)	81
Provision for credit losses	54	59	61	147	64
Noninterest expense (ex. FDIC special assessment, intangible amortization, M&I expenses and restructuring charges)	63	120	136	127	151
Income (loss) before taxes (ex. FDIC special assessment, intangible amortization, M&I expenses and restructuring charges)	(1,151)	(437)	(417)	(4,937)	(134)
FDIC special assessment	-	-	61	-	-
Amortization of intangible assets	(1)	-	(1)	1	1
M&I expenses	97	68	59	54	52
Restructuring charges	181	10	6	(5)	139
Income (loss) before taxes	$(1,428)	$(515)	$(542)	$(4,987)	$(326)

KEY POINTS

•	Fee and other revenue increased $1.1 billion compared to 4Q08 and $4.7 billion compared to 3Q09 with the variances over both periods primarily due to the level of investment securities gains (losses).

•

Noninterest expense (excluding FDIC special assessment, intangible amortization, M&I expenses and restructuring charges) increased $88 million compared to 4Q08 and $24 million sequentially. The year-over-year increase primarily reflects employee benefit adjustments. The sequential increase reflects employee benefit adjustments and a seasonal increase in business development expense, including branding and donations.

Page - 18

The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

MERGER UPDATE – INTEGRATION MILESTONES

Revenue Synergies (in millions)	2009 Actual	Target
		2010	2011
Annual revenue synergies	$251	$270-350	$325-425

Expense Synergies (dollar amounts in millions)	Actual					Cumulative Target
	1Q09	2Q09	3Q09	4Q09	FY 2009	2010
Expense synergies	$173	$186	$196	$206	$761	$850
# of net positions eliminated (cumulative)	2,973	3,185	3,277	3,467	3,467	3,200

Business Segment Expense Synergies Achieved (in millions)	4Q08	1Q09	2Q09	3Q09	4Q09
Asset Management	$12	$13	$13	$14	$14
Wealth Management	9	10	11	11	11
Asset Servicing	61	67	75	81	88
Issuer Services	17	19	19	19	20
Clearing Services	2	3	3	4	4
Treasury Services	20	21	23	23	23
Subtotal	121	133	144	152	160
Other	36	40	42	44	46
Total	$157	$173	$186	$196	$206
Total – annualized	$628	$692	$744	$784	$824

M&I Expenses (The Bank of New York Mellon Corporation) (dollar amounts in millions)	4Q09 Total expense	Cumulative through 4Q09 (a)			Total estimated
		Expense	Included in goodwill	Total
Personnel-related (b)	$13	$395	$123	$518	$560
Integration/conversion	37	616	-	616	600
One-time costs (c)	2	64	44	108	153
Transaction costs (d)	-	117	45	162	162
Total	$52	$1,192	$212	$1,404	$1,475
% of total estimated	4%	81%	14%	95%
(a)	Represents total M&I charges from 4Q06 – 4Q09.
(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related expenses, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.

Service Quality Goals for 2010 – Asset Servicing

•	#1 vs. major peers in the major external global client satisfaction surveys

•	BNY Mellon #1 rated custodian among the large custodian peer group

•	Global Investor Survey (May 2009)

•	R&M Global Custody Survey (March 2009)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income and EPS – GAAP to Non-GAAP	4Q09
(in millions, except per common share amounts)	Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$593	N/A
Earnings allocated to participating securities (a)	(5)	N/A
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis	588	$0.49
Less: Discontinued operations (loss)	(119)	(0.10)
Continuing operations – GAAP – Diluted EPS basis	707	0.59
Net investment securities (gains)	(31)	(0.03)
M&I expenses	33	0.03
Restructuring charges	86	0.07
Discrete tax benefits	(133)	(0.11)
Net income from continuing operations applicable to common shareholders excluding the investment securities (gains), M&I expenses, restructuring charges and discrete tax benefits – Non-GAAP	662	0.55
Intangible amortization	66	0.06
Net income (loss) from continuing operations applicable to common shareholders excluding the investment securities (gains), M&I expenses, restructuring charges, discrete tax benefits and intangible amortization – Non-GAAP	$728	$0.60 (b)
(a)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities.
(b)	Does not foot due to rounding.
N/A	– Not applicable.

Securities servicing fees	4Q09	3Q09	4Q08
(in millions)
Securities servicing fees	$1,241	$1,238	$1,453
Less: Securities lending fee revenue	29	43	187
Securities servicing fees excluding securities lending fee revenue	$1,212	$1,195	$1,266

Asset and wealth management fee revenue (dollars in millions)	4Q09	3Q09	4Q08	4Q09 vs.
				4Q08	3Q09
Asset and wealth management fee revenue	$736	$650	$701	5%	13%
Less: Performance fees	59	1	44	34	N/M
Asset and wealth management fee revenue excluding performance fees	$677	$649	$657	3%	4%

Reconciliation of fee and other revenue as a percent of total revenue (dollars in millions)	4Q08	1Q09	2Q09	3Q09	4Q09
Fee and other revenue – GAAP	$1,817	$2,136	$2,257	$(2,216)	$2,595
Less: Investment securities gains (losses)	(1,241)	(295)	(256)	(4,833)	15
Fee and other revenue excluding investment securities gains (losses) – Non-GAAP	3,058	2,431	2,513	2,617	2,580
Net interest revenue – GAAP	1,047	775	700	716	724
Total revenue – GAAP	$2,864	$2,911	$2,957	$(1,500)	$3,319
Total revenue excluding investment securities gains (losses) – Non-GAAP	$4,105	$3,206	$3,213	$3,333	$3,304
Fee and other revenue as a percentage of total revenue	63%	73%	76%	N/M	78%
Fee and other revenue as a percentage of total revenue excluding investment securities gains (losses) – Non-GAAP	74%	76%	78%	79%	78%
N/M	– Not meaningful.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	4Q08	1Q09	2Q09	3Q09	4Q09
Income (loss) from continuing operations before income taxes – GAAP	$(49)	$572	$513	$(3,965)	$672
Investment securities (gains) losses	1,241	295	256	4,833	(15)
Support agreement charges	163	(8)	(15)	13	(5)
Asset-based taxes	-	-	-	20	-
FDIC special assessment	-	-	61	-	-
M&I expenses	97	68	59	54	52
Restructuring charges	181	10	6	(5)	139
Intangible amortization	113	107	108	104	107
Income (loss) from continuing operations before income taxes excluding investment securities (gains) losses, support agreement charges, asset- based taxes, FDIC special assessment, M&I expenses, restructuring charges and intangible amortization – Non-GAAP	$1,746	$1,044	$988	$1,054	$950
Fee and other revenue – GAAP	$1,817	$2,136	$2,257	$(2,216)	$2,595
Net interest revenue – GAAP	1,047	775	700	716	724
Total revenue – GAAP	2,864	2,911	2,957	(1,500)	3,319
Add: Investment securities (gains) losses	1,241	295	256	4,833	(15)
Total revenue excluding investment securities (gains) losses – Non-GAAP	$4,105	$3,206	$3,213	$3,333	$3,304
Pre-tax operating margin (a)	(2)%	20%	17%	N/M	20%
Pre-tax operating margin excluding investment securities (gains) losses, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charges and intangible amortization– Non-GAAP (a)	43%	33%	31%	32%	29%
(a)	Income (loss) before taxes divided by total revenue.
N/M	– Not meaningful.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)	4Q08		1Q09	2Q09	3Q09	4Q09
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$28		$322	$176	$(2,458)	$593
Less: Discontinued operations income (loss), net of tax	4		(41)	(91)	(19)	(119)
Extraordinary (loss), net of tax	(26)		-	-	-	-
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	50		363	267	(2,439)	712
Intangible amortization	70		66	67	65	66
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	120		429	334	(2,374)	778
Investment securities (gains) losses	752		183	161	3,047	(31)
Support agreement charges	97		(5)	(9)	8	(3)
FDIC special assessment	-		-	36	-	-
M&I expenses	58		41	36	34	33
Restructuring charges	107		7	4	(3)	86
Discrete tax benefits and the benefit of tax settlements	-		-	(134)	-	(133)
Net income (loss) from continuing operations excluding investment Securities (gains) losses, support agreement charges, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP	$1,134		$655	$428	$712	$730

Average common shareholders’ equity	$26,812		$25,189	$26,566	$28,144	$28,843
Less: Average goodwill	16,121		15,837	15,989	16,048	16,291
Average intangible assets	5,763		5,752	5,673	5,608	5,587
Add: Deferred tax liability – tax deductible goodwill	599		624	643	666	720
Deferred tax liability – non-tax deductible intangible assets	1,841		1,808	1,743	1,717	1,680
Average tangible common shareholders’ equity – Non-GAAP	$7,368		$6,032	$7,290	$8,871	$9,365

Return on common equity – GAAP (a)	0.8	%(b)	5.8%	4.0%	N/M	9.8%
Return on common equity excluding investment securities (gains) losses, support agreement charges, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP (a)	16.8	%(b)	10.6%	6.5%	10.0%	10.1%

Return on tangible common equity – Non-GAAP (a)	6.5	%(b)	28.8%	18.4%	N/M	33.0%

Return on tangible common equity excluding investment securities (gains) losses, support agreement charges, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP (a)	61.3	%(b)	44.1%	23.5%	31.8%	31.0%
(a)	Annualized.
(b)	Calculated before extraordinary loss.

Calculation of common and tangible common shareholders’ equity to assets	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2009	2009	2008
Common shareholders’ equity at period end – GAAP	$28,977	$28,295	$25,264
Less: Goodwill	16,249	16,022	15,898
Intangible assets	5,588	5,574	5,856
Add: Deferred tax liability – tax deductible goodwill	720	666	599
Deferred tax liability – non-tax deductible intangible assets	1,680	1,717	1,841
Tangible common shareholders’ equity at period end – Non-GAAP	$9,540	$9,082	$5,950

Total assets at period end – GAAP	$212,224	$212,007	$237,512
Less: Goodwill	16,249	16,022	15,898
Intangible assets	5,588	5,574	5,856
Cash on deposit with the Federal Reserve and other central banks (a)	7,375	15,003	53,278
U.S. government-backed commercial paper	-	-	5,629
Tangible total assets at period end – Non-GAAP	$183,012	$175,408	$156,851
Common shareholders’ equity to assets – GAAP	13.7%	13.3%	10.6%
Tangible common shareholders’ equity to tangible assets – Non-GAAP	5.2%	5.2%	3.8%
(a)	Assigned a zero percent risk weighting by the regulators.

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The Bank of New York Mellon Corporation 4Q09 Quarterly Earnings Review

Calculation of Tier 1 common equity to risk-weighted assets ratio (a)	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2009	2009	2008
Total Tier 1 capital	$12,853	$12,543	$15,402
Less: Trust preferred securities	1,686	1,682	1,654
Series B preferred stock	-	-	2,786
Total Tier 1 common equity	$11,167	$10,861	$10,962

Total risk-weighted assets	$106,805	$110,135	$116,713

Tier 1 common equity to risk-weighted assets ratio	10.5%	9.9%	9.4%
(a)	On a regulatory basis.

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, including statements with respect to BNY Mellon’s new business pipeline, the impact of the restructuring on net interest revenue, and expectations with respect to BNY Mellon’s global location strategy; as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, the Form 10-Q for the quarter ended March 31, 2009 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings review speak only as of Jan. 20, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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